Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Fourth Quarter and Full Year 2021 Results
Completed $375 million sale of highway products business
Reports quarterly GAAP and adjusted earnings from continuing operations of $0.16 and $0.08 per diluted share, respectively
Generates full year operating and total free cash flow of $616 million and $539 million, respectively
Returned $895 million of capital to stockholders during 2021 and raised quarterly dividend to $0.23 per share

DALLAS, Texas – February 17, 2022 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the fourth quarter and year ended December 31, 2021.
Financial and Operational Highlights – Fourth Quarter
•Quarterly total company revenues of $472 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.16 and quarterly adjusted EPS of $0.08
•Lease fleet utilization of 95.7% and Future Lease Rate Differential ("FLRD") of positive 2.2% at quarter end
•New railcar orders of 5,360 and railcar deliveries of 2,805
~~•~~Repurchases of approximately 13.9 million shares at a cost of $402 million
Financial and Operational Highlights – Full Year
•Full year total company revenues of $1.5 billion
•Reported EPS of $0.38 and adjusted EPS of $0.34
•Full year cash flow from continuing operations and total free cash flow after investments and dividends ("Free Cash Flow") were $616 million and $539 million, respectively
~~•~~Repurchases of approximately 28.5 million shares at a cost of $807 million
2022 Guidance
•Industry deliveries of 40,000 to 50,000 railcars
•Net investment in the lease fleet of $450 million to $550 million
•Manufacturing capital expenditures of $35 million to $45 million
•EPS of $0.85 to $1.05
Management Commentary
“Trinity’s strong fourth quarter highlights improving market conditions and reinforces the Company’s commitment to optimize its portfolio and return substantial capital to its shareholders,” stated Trinity’s Chief Executive Officer and President, Jean Savage. “The Company completed the divestiture of its highway products business and immediately returned the $375 million in proceeds through share buybacks. Additionally, Trinity once again raised its quarterly dividend. For the full year, Trinity returned $895 million to shareholders through dividends and share repurchases.”
“In our Railcar Leasing and Management Services Group, we continue to see lease rate improvement and strong utilization. We once again saw the Future Lease Rate Differential sequentially improve this quarter to a positive 2.2% showing strong momentum for replacement rates.”
"In the fourth quarter, Rail Products Group margins were positive, and railcar orders and deliveries were strong,” Ms. Savage continued. “The labor and supply chain challenges that have affected performance continued in the fourth quarter, but the Company is seeing improvement as market conditions start to normalize.”
“Market activity is improving, and this trend should continue into 2022. We expect replacement level demand for railcars, and we continue to utilize our sustainable railcar conversion program to optimize our lease fleet and meet changing demand.” Ms. Savage concluded, “I am proud of the way our Company has navigated the challenges of 2021, and I am optimistic about the year ahead. The Company is on target to reach the goals we have laid out, and Trinity’s integrated platform gives us great positioning to take advantage of the current market.”

Consolidated Financial Summary

	Three Months Ended December 31,
	2021	2020	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$472.2	$359.7	Higher external deliveries in the Rail Products Group
Selling, engineering, and administrative expenses	$42.9	$47.5	Q4 2020 includes costs incurred associated with aligning our operating structure to support our rail-focused strategy
Operating profit	$69.2	$30.4	Q4 2020 includes $27.0 million of non-cash write-downs
Adjusted Operating profit (1)	$63.5	$57.9	Increased lease fleet portfolio sales in the Leasing Group and higher external deliveries in the Rail Products Group, partially offset by lower lease rates in the Leasing Group
Interest expense, net	$43.9	$52.4	Improved overall borrowing costs associated with the Company's debt facilities through debt refinancing activity during 2021, partially offset by higher overall average debt
Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$15.8	$(133.8)	Q4 2020 includes non-cash pension plan settlement charge and non-cash asset write-downs
EBITDA (1)	$137.6	$(58.3)	Q4 2020 includes $151.5 million non-cash pension plan settlement charge and $27.0 million non-cash asset write-downs
Adjusted EBITDA (1)	$129.1	$120.7
Effective tax expense (benefit) rate	23.1%	(24.1)%	2020 tax benefit primarily related to tax law changes
Diluted EPS – GAAP	$0.16	$(1.19)	Q4 2020 includes the impact of $1.04 in pension plan settlement charge and $0.19 in asset write-downs
Diluted EPS – Adjusted (1)	$0.08	$(0.02)

	Year Ended December 31,
	2021	2020	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$1,516.0	$1,749.7	Lower deliveries in the Rail Products Group
Selling, engineering, and administrative expenses	$179.6	$189.6	2020 includes costs incurred associated with aligning our operating structure to support our rail-focused strategy
Operating profit (loss)	$256.8	$(154.6)	2020 includes $396.4 million of non-cash impairment charges
Adjusted Operating profit (1)	$245.3	$252.7	Lower railcar deliveries and reduced profitability in our maintenance services business in the Rail Products Group, partially offset by increased lease fleet portfolio sales in the Leasing Group
Interest expense, net	$191.4	$211.0	Improved overall borrowing costs associated with the Company's debt facilities through debt refinancing activity during 2021, partially offset by higher overall average debt
Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$39.5	$(171.6)	2020 includes non-cash impairment charges, non-cash pension plan settlement charge, and tax benefits related to tax law changes
EBITDA (1)	$512.9	$(51.9)	2020 includes $396.4 million non-cash impairment charges and $151.5 million non-cash pension plan settlement charge
Adjusted EBITDA (1)	$512.5	$511.9
Effective tax expense (benefit) rate	28.8%	(52.2)%	2020 tax benefit primarily related to tax law changes
Diluted EPS – GAAP	$0.38	$(1.48)	2020 includes the impact of $2.07 in impairment of long-lived assets, $0.99 in pension plan settlement charge, and $1.54 income tax benefit related to tax law changes
Diluted EPS – Adjusted (1)	$0.34	$0.16

	Year Ended December 31,
	2021	2020	Year over Year – Comparison
	($ in millions)
Net cash provided by operating activities – continuing operations	$615.6	$622.0
Free Cash Flow (1)	$538.9	$89.4	Increased lease fleet portfolio sales and the timing difference of debt proceeds issued for financing lease fleet equity investment
Capital expenditures – leasing (2)	$547.2	$602.2
Returns of capital to stockholders	$895.1	$284.8	Increase in share repurchase activity in 2021, which included privately negotiated repurchase agreements totaling $472.5 million
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.
(2) For the year ended December 31, 2020, Capital expenditures – leasing is net of sold lease fleet railcars owned one year or less.
Additional Business Items
•In the fourth quarter of 2021, we completed the sale of Trinity Highway Products, LLC (“THP”), a wholly-owned subsidiary of the Company, and certain direct and indirect subsidiaries of THP, to Rush Hour Intermediate II, LLC ("Rush Hour"), an entity owned by an affiliated investment fund of Monomoy Capital Partners, for an aggregate purchase price of $375 million, subject to certain adjustments. Accordingly, we have presented the operating results and cash flows of THP as discontinued operations for all periods presented herein. Results of prior periods have been recast to reflect these changes and present results on a comparable basis.
◦In connection with the sale of THP, the Company has agreed to indemnify Rush Hour for certain liabilities related to the highway products business; related legal settlement costs and expenses are included in discontinued operations.
•In December 2021, our Board of Directors declared an increase of approximately 10% to our quarterly dividend from $0.21 per share to $0.23 per share.
•During the quarter, Trinity repurchased approximately $402 million of shares, which included 8.8 million shares valued at $250 million from ValueAct Capital Master Fund, L.P. in a privately negotiated transaction; 3.3 million shares valued at approximately $100 million as part of our $125 million accelerated share repurchase agreement; and $52 million in the open market.
•During the quarter, Trinity received a $189 million income tax refund associated with the tax loss carryback for the 2020 tax year as permitted under recent tax legislation. The Company's income tax receivable at the end of the fourth quarter was $5 million.
•Total committed liquidity of $782 million as of December 31, 2021.
THP Litigation Updates
•As previously disclosed, the Company is a party to a class action lawsuit in Missouri related to THP's ET-Plus system. We are currently in discussions regarding a potential settlement in an effort to resolve the matter before incurring significant additional legal fees and costs. Based on the Company's assessment that a settlement is probable, we recorded a pre-tax charge of $24 million ($18 million, net of income taxes) during the fourth quarter of 2021, which is included in income from discontinued operations, net of income taxes, on our Consolidated Statement of Operations. However, there is no assurance that a settlement will be reached or, if a settlement is reached, that the charge will represent the amount of the settlement. If a settlement is unable to be reached, the Company will continue to vigorously defend the action.

Business Group Summary

	Three Months Ended December 31,
	2021	2020	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Management Services Group
Leasing and management revenues	$181.2	$189.3	Lower average lease rates
Leasing and management operating profit	$73.8	$88.2	Lower average lease rates and higher fleet operating costs
Operating profit on lease portfolio sales	$8.4	$—	Increased lease fleet portfolio sales
Fleet utilization	95.7%	94.5%
Future Lease Rate Differential ("FLRD") (1)	+2.2%	(13.6)%	Recovery of current market lease rates compared to the prior year period
Owned lease fleet (in units) (2)	106,970	107,045	Initial sale to new RIV partner, partially offset by growth in the lease fleet
Investor-owned lease fleet (in units)	29,130	26,645	Initial sale to new RIV partner
Rail Products Group
Revenues	$402.1	$313.3	Higher volume of deliveries and competitive pricing
Operating profit margin	3.3%	0.0%	Favorably impacted by storm-related insurance recoveries and higher deliveries, partially offset by supply chain disruptions and labor shortages
New railcars:
Deliveries (in units)	2,805	2,235
Orders (in units)	5,360	1,170	Higher orders reflect improving market fundamentals and are driven by freight car orders supporting the agriculture, chemicals, and construction markets
Order value	$597.7	$116.7	Higher number of units and differences in product mix
Backlog value	$1,516.8	$1,014.5
Sustainable railcar conversions(3):
Deliveries (in units)	290	—
Backlog (in units)	1,150	—
Backlog value	$111.5	$—

	December 31, 2021	December 31, 2020
Loan-to-value ratio
Wholly-owned subsidiaries, including corporate revolving credit facility	62.3%	58.5%	Increased leverage associated with leased assets, partially offset by amortization of debt on encumbered assets
(1) FLRD calculates the weighted average of the most current quarterly lease rates transacted compared to the weighted average lease rates for railcars expiring over the next twelve months.
(2) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(3) During 2021, the Rail Products Group introduced a sustainable railcar conversion program whereby certain tank cars and freight cars are converted or upgraded to better meet changing market demands.

Conference Call
Trinity will hold a conference call at 8:30 a.m. Eastern on February 17, 2022 to discuss its fourth quarter and full year results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "8554816". Please call at least 10 minutes in advance to ensure a timely connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "5826703" until 11:59 p.m. Eastern on February 24, 2022.
Additionally, the Company will provide Supplemental Materials to accompany the earnings conference call. The materials will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Fourth Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations, such as restructuring activities and the potential financial and operational impacts of the COVID-19 pandemic.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services, as well as railcar manufacturing, maintenance and modifications. Trinity reports its financial results in two reportable segments: the Railcar Leasing and Management Services Group and the Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the potential financial and operational impacts of the COVID-19 pandemic. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	$472.2	$359.7	$1,516.0	$1,749.7
Operating costs:
Cost of revenues	375.7	254.4	1,161.5	1,327.4
Selling, engineering, and administrative expenses	42.9	47.5	179.6	189.6
Gains on dispositions of property:
Lease portfolio sales	8.4	—	54.1	17.3
Other	4.6	0.1	24.1	2.7
Impairment of long-lived assets	—	27.0	—	396.4
Restructuring activities, net	(2.6)	0.5	(3.7)	10.9
	403.0	329.3	1,259.2	1,904.3
Operating profit (loss)	69.2	30.4	256.8	(154.6)
Interest expense, net	43.9	52.4	191.4	211.0
Loss on extinguishment of debt	—	—	11.7	5.0
Pension plan settlement	(2.8)	151.5	(0.6)	151.5
Other, net	—	2.0	(0.9)	2.5
Income (loss) from continuing operations before income taxes	28.1	(175.5)	55.2	(524.6)
Provision (benefit) for income taxes:
Current	(2.9)	(30.8)	2.8	(512.6)
Deferred	9.4	(11.5)	13.1	238.5
	6.5	(42.3)	15.9	(274.1)
Income (loss) from continuing operations	21.6	(133.2)	39.3	(250.5)
Income (loss) from discontinued operations, net of income taxes	(13.2)	6.6	11.1	24.3
Gain on sale of discontinued operations, net of income taxes	131.4	—	131.4	—
Net income (loss)	139.8	(126.6)	181.8	(226.2)
Net income (loss) attributable to noncontrolling interest	5.8	0.6	(0.2)	(78.9)
Net income (loss) attributable to Trinity Industries, Inc.	$134.0	$(127.2)	$182.0	$(147.3)

Basic earnings per common share:
Income (loss) from continuing operations	$0.16	$(1.19)	$0.39	$(1.48)
Income from discontinued operations	1.23	0.06	1.40	0.21
Basic net income (loss) attributable to Trinity Industries, Inc.	$1.39	$(1.13)	$1.79	$(1.27)
Diluted earnings per common share:
Income (loss) from continuing operations	$0.16	$(1.19)	$0.38	$(1.48)
Income from discontinued operations	1.21	0.06	1.37	0.21
Diluted net income (loss) attributable to Trinity Industries, Inc.	$1.37	$(1.13)	$1.75	$(1.27)
Weighted average number of shares outstanding:
Basic	96.0	112.2	101.5	115.9
Diluted	98.0	112.2	103.8	115.9
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income (loss) attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented. There were no restricted shares and stock options included in the computation of diluted EPS for the three months and year ended December 31, 2020 as we incurred a loss for these periods, and any effect on loss per common share would have been antidilutive.

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Revenues:	2021	2020	2021	2020
Railcar Leasing and Management Services Group	$181.2	$189.3	$735.3	$802.3
Rail Products Group	402.1	313.3	1,264.8	1,609.5
Segment Totals	583.3	502.6	2,000.1	2,411.8
Eliminations – Lease Subsidiary	(110.9)	(140.5)	(478.5)	(652.9)
Eliminations – Other	(0.2)	(2.4)	(5.6)	(9.2)
Consolidated Total	$472.2	$359.7	$1,516.0	$1,749.7

	Three Months Ended December 31,		Year Ended December 31,
Operating profit (loss):	2021	2020	2021	2020
Railcar Leasing and Management Services Group	$82.2	$88.2	$350.9	$353.7
Rail Products Group	13.4	0.1	4.7	36.3
Segment Totals	95.6	88.3	355.6	390.0
Corporate and other	(21.0)	(26.6)	(84.1)	(99.7)
Impairment of long-lived assets	—	(27.0)	—	(396.4)
Restructuring activities, net	2.6	(0.5)	3.7	(10.9)
Eliminations – Lease Subsidiary	(7.9)	(1.7)	(17.2)	(35.2)
Eliminations – Other	(0.1)	(2.1)	(1.2)	(2.4)
Consolidated Total	$69.2	$30.4	$256.8	$(154.6)

Trinity Industries, Inc.
Selected Financial Information – Leasing Group
($ in millions)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Leasing and management	$181.2	$189.3	$735.3	$747.9
Sales of railcars owned one year or less at the time of sale (1)	—	—	—	54.4
Total revenues	$181.2	$189.3	$735.3	$802.3
Operating profit (2):
Leasing and management	$73.8	$88.2	$296.8	$336.0
Lease portfolio sales (1)	8.4	—	54.1	17.7
Total operating profit	$82.2	$88.2	$350.9	$353.7
Total operating profit margin	45.4%	46.6%	47.7%	44.1%

Leasing and management operating profit margin	40.7%	46.6%	40.4%	44.9%

Selected expense information:
Depreciation (3)	$55.5	$55.6	$226.0	$214.7
Maintenance and compliance	$21.3	$20.7	$95.0	$88.1
Rent and ad valorem taxes	$4.1	$4.6	$18.4	$21.1
Selling, engineering, and administrative expenses	$14.5	$12.3	$50.6	$51.3
Interest (4)	$39.0	$47.0	$181.6	$196.2

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Lease portfolio sales	$49.8	$—	$460.7	$193.1
Operating profit on lease portfolio sales	$8.4	$—	$54.1	$17.7
Operating profit margin on lease portfolio sales	16.9%	—%	11.7%	9.2%

(1) Beginning in the fourth quarter of 2020, we made a prospective change to the presentation of railcar sales and now present all sales of railcars from the lease fleet as a net gain or loss from the disposal of a long-term asset regardless of the age of railcar that is sold. Historically, we presented sales of railcars from the lease fleet on a gross basis in leasing revenues and cost of revenues if the railcars had been owned for one year or less at the time of sale. Sales of railcars from the lease fleet owned for more than one year had historically been presented as a net gain or loss from the disposal of a long-term asset.
(2) Operating profit includes: depreciation; fleet operating costs, which include maintenance, compliance, freight, and storage; rent and ad valorem taxes; and selling, engineering, and administrative expenses. Amortization of deferred profit on railcars sold from the Rail Products Group to the Leasing Group is included in the operating profit of the Leasing Group, resulting in the recognition of depreciation expense based on the Company's original manufacturing cost of the railcars. Interest expense is not a component of operating profit and includes the effect of hedges.
(3) Depreciation expense increased $1.5 million and $8.8 million for the three months and year ended December 31, 2021, respectively, as a result of the disposal of certain railcar components associated with our sustainable railcar conversion program. Additionally, depreciation expense related to our small cube covered hopper railcars decreased by approximately $7.0 million for the year ended December 31, 2021 relative to the year ended December 31, 2020 as a result of the impairment charge recorded in the second quarter of 2020 related to these railcars.
(4) Interest expense for the year ended December 31, 2021 includes $11.7 million of loss on extinguishment of debt associated with the refinancing of our partially-owned subsidiaries' debt. Interest expense for the year ended December 31, 2020 includes $5.0 million of loss on extinguishment of debt associated with the early redemption of debt.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$167.3	$132.0
Receivables, net of allowance	227.6	164.4
Income tax receivable	5.4	445.8
Inventories	432.9	285.2
Restricted cash	135.1	96.4
Property, plant, and equipment, net	6,846.9	6,968.8
Goodwill	154.2	147.2
Assets of discontinued operations	—	178.5
Other assets	266.5	283.5
Total assets	$8,235.9	$8,701.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$206.4	$146.1
Accrued liabilities	307.4	310.0
Debt	5,170.6	5,017.0
Deferred income taxes	1,106.8	1,047.5
Liabilities of discontinued operations	—	18.5
Other liabilities	147.9	146.7
Stockholders' equity:
Trinity Industries, Inc.	1,029.8	1,738.8
Noncontrolling interest	267.0	277.2
	1,296.8	2,016.0
Total liabilities and stockholders' equity	$8,235.9	$8,701.8

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	December 31, 2021	December 31, 2020
Property, Plant, and Equipment
Manufacturing/Corporate:
Property, plant, and equipment	$828.0	$873.6
Accumulated depreciation	(478.7)	(506.7)
	349.3	366.9
Leasing:
Wholly-owned subsidiaries:
Machinery and other	20.7	19.5
Equipment on lease	7,061.3	7,010.6
Accumulated depreciation	(1,375.9)	(1,234.2)
	5,706.1	5,795.9
Partially-owned subsidiaries:
Equipment on lease	2,242.9	2,248.2
Accumulated depreciation	(672.3)	(621.9)
	1,570.6	1,626.3

Deferred profit on railcars sold to the Leasing Group	(1,047.3)	(1,064.7)
Accumulated amortization	268.2	244.4
	(779.1)	(820.3)
	$6,846.9	$6,968.8

	December 31, 2021	December 31, 2020
Debt
Corporate – Recourse:
Revolving credit facility	$—	$50.0
Senior notes, net of unamortized discount of $0.1 and $0.2	399.9	399.8
	399.9	449.8
Less: unamortized debt issuance costs	(1.2)	(1.6)
Total recourse debt	398.7	448.2

Leasing – Non-recourse:
Wholly-owned subsidiaries:
Secured railcar equipment notes, net of unamortized discount of $0.5 and $0.6	2,257.5	2,042.4
2017 promissory notes, net of unamortized discount of $7.8 and $10.1	760.2	802.7
TILC warehouse facility	561.8	519.4
	3,579.5	3,364.5
Less: unamortized debt issuance costs	(23.7)	(24.0)
	3,555.8	3,340.5
Partially-owned subsidiaries:
Secured railcar equipment notes, net of unamortized discount of $0.3 and $—	903.5	1,237.5
TRIP Railcar Co. term loan	323.7	—
	1,227.2	1,237.5
Less: unamortized debt issuance costs	(11.1)	(9.2)
	1,216.1	1,228.3
Total non–recourse debt	4,771.9	4,568.8
Total debt	$5,170.6	$5,017.0

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Year Ended December 31,
	2021	2020
Operating activities:
Net cash provided by operating activities – continuing operations	$615.6	$622.0
Net cash provided by (used in) operating activities – discontinued operations	(3.8)	29.7
Net cash provided by operating activities	611.8	651.7

Investing activities:
Proceeds from lease portfolio sales	454.3	138.7
Proceeds from dispositions of property and other assets	40.5	32.7
Capital expenditures – leasing (net of sold lease fleet railcars owned one year or less with a net cost of $54.0 for the year ended December 31, 2020)	(547.2)	(602.2)
Capital expenditures – manufacturing and other	(23.6)	(95.9)
Acquisitions, net of cash acquired	(16.6)	—
Proceeds from insurance recoveries	9.5	—
Other	0.1	—
Net cash used in investing activities – continuing operations	(83.0)	(526.7)
Proceeds from sale of discontinued operations	364.7	—
Net cash used in investing activities – discontinued operations	(5.4)	(6.2)
Net cash provided by (used in) investing activities	276.3	(532.9)

Financing activities:
Net proceeds from (repayments of) debt	128.3	118.5
Shares repurchased	(833.4)	(191.3)
Dividends paid to common shareholders	(88.5)	(91.7)
Other	(20.5)	(3.5)
Net cash used in financing activities	(814.1)	(168.0)
Net increase (decrease) in cash, cash equivalents, and restricted cash	74.0	(49.2)
Cash, cash equivalents, and restricted cash at beginning of period	228.4	277.6
Cash, cash equivalents, and restricted cash at end of period	$302.4	$228.4

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit (loss), income (loss) from continuing operations before income taxes, provision (benefit) for income taxes, income (loss) from continuing operations, net income (loss) from continuing operations attributable to Trinity Industries, Inc., and diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of gains on dispositions of other property, impairment of long-lived assets, restructuring activities, loss on extinguishment of debt, pension plan settlement, the income tax effects of the CARES Act, and certain other transactions or events (as applicable). These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended December 31, 2021
	GAAP	Pension plan settlement (1)	Gains on dispositions of property – other (1)(2)	Restructuring activities, net (1)	Income tax effect of CARES Act	Adjusted
Operating profit (loss)	$69.2	$—	$(3.1)	$(2.6)	$—	$63.5

Income (loss) from continuing operations before income taxes	$28.1	$(2.8)	$(3.1)	$(2.6)	$—	$19.6

Provision (benefit) for income taxes	$6.5	$0.2	$(0.8)	$(0.6)	$0.7	$6.0

Income (loss) from continuing operations	$21.6	$(3.0)	$(2.3)	$(2.0)	$(0.7)	$13.6

Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$15.8	$(3.0)	$(2.3)	$(2.0)	$(0.7)	$7.8

Diluted weighted average shares outstanding	98.0					98.0

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$0.16					$0.08

	Three Months Ended December 31, 2020
	GAAP	Impairment of long-lived assets – Controlling Interest (1)	Pension plan settlement (1)	Restructuring activities, net (1)	Income tax effect of CARES Act	Adjusted
Operating profit (loss)	$30.4	$27.0	$—	$0.5	$—	$57.9

Income (loss) from continuing operations before income taxes	$(175.5)	$27.0	$151.5	$0.5	$—	$3.5

Provision (benefit) for income taxes	$(42.3)	$6.2	$34.9	$0.1	$5.8	$4.7

Income (loss) from continuing operations	$(133.2)	$20.8	$116.6	$0.4	$(5.8)	$(1.2)

Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$(133.8)	$20.8	$116.6	$0.4	$(5.8)	$(1.8)

Diluted weighted average shares outstanding (6)	112.2					112.2

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$(1.19)					$(0.02)

	Year Ended December 31, 2021
	GAAP	Gains on dispositions of property – other (1)(2)	Restructuring activities, net (1)	Loss on extinguishment of debt – Controlling Interest (1)(3)	Loss on extinguishment of debt – Noncontrolling Interest (4)	Pension plan settlement (1)	Income tax effect of CARES Act	Adjusted
Operating profit (loss)	$256.8	$(7.8)	$(3.7)	$—	$—	$—	$—	$245.3

Income (loss) from continuing operations before income taxes	$55.2	$(7.8)	$(3.7)	$4.6	$7.1	$(0.6)	$—	$54.8

Provision (benefit) for income taxes	$15.9	$(2.0)	$(0.8)	$1.1	$—	$0.7	$(2.5)	$12.4

Income (loss) from continuing operations	$39.3	$(5.8)	$(2.9)	$3.5	$7.1	$(1.3)	$2.5	$42.4

Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$39.5	$(5.8)	$(2.9)	$3.5	$—	$(1.3)	$2.5	$35.5

Diluted weighted average shares outstanding	103.8							103.8

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$0.38							$0.34

	Year Ended December 31, 2020
	GAAP	Impairment of long-lived assets – Controlling Interest (1)(5)	Impairment of long-lived assets – Noncontrolling Interest (4)	Pension plan settlement (1)	Restructuring activities, net (1)	Loss on extinguishment of debt (1)	Income tax effect of CARES Act	Adjusted
Operating profit (loss)	$(154.6)	$315.1	$81.3	$—	$10.9	$—	$—	$252.7

Income (loss) from continuing operations before income taxes	$(524.6)	$315.1	$81.3	$151.5	$10.9	$5.0	$—	$39.2

Provision (benefit) for income taxes	$(274.1)	$73.0	$—	$34.9	$2.6	$1.2	$180.4	$18.0

Income (loss) from continuing operations	$(250.5)	$242.1	$81.3	$116.6	$8.3	$3.8	$(180.4)	$21.2

Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$(171.6)	$242.1	$—	$116.6	$8.3	$3.8	$(180.4)	$18.8

Diluted weighted average shares outstanding (7)	115.9							117.2

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$(1.48)							$0.16
(1) The effective tax rate for gains on dispositions of other property, impairment of long-lived assets, restructuring activities, the loss on extinguishment of debt, and pension plan settlement is before consideration of the CARES Act.
(2) Represents insurance recoveries in excess of net book value received for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(3) Excludes $7.1 million of loss on extinguishment of debt associated with the noncontrolling interest recorded in the second quarter of 2021.
(4) Represents the portion of the non-cash impairment of long-lived asset charge and the loss on extinguishment of debt attributable to the noncontrolling interest, for which Trinity does not provide income taxes.
(5) Excludes $81.3 million of non-cash impairment of long-lived asset charges associated with the noncontrolling interest recorded in the second quarter of 2020.
(6) GAAP diluted weighted average shares outstanding excludes 1.0 million shares for the three months ended December 31, 2020, since the Company was in a net loss position for the period. When adjusting for the items above, these shares remain antidilutive since the Company was in a net loss position on an adjusted basis for the period.
(7) GAAP diluted weighted average shares outstanding excludes 1.3 million shares for the year ended December 31, 2020, since the Company was in a net loss position for the period. When adjusting for the items above, these shares become dilutive.

Pre-Tax Return on Equity
Pre-Tax Return on Equity (“Pre-Tax ROE”) is defined as a ratio for which (i) the numerator is calculated as income or loss from continuing operations, adjusted to exclude the effects of the provision or benefit for income taxes, net income or loss attributable to noncontrolling interest, and certain other adjustments, which include gains on dispositions of other property, the controlling interest portion of impairment of long-lived assets and loss on extinguishment of debt, restructuring activities, and pension plan settlement; and (ii) the denominator is calculated as average stockholders’ equity (which excludes noncontrolling interest), adjusted to exclude accumulated other comprehensive income or loss. In the following table, the numerator and denominator of our Pre-Tax ROE calculation are reconciled to income from continuing operations and stockholders’ equity, respectively, which are the most directly comparable GAAP financial measures. Management believes that Pre-Tax ROE is a useful measure to both management and investors as it provides an indication of the economic return on the Company’s investments over time. Pre-Tax ROE is used in consideration of the Company’s expected tax position in the near-term.

	December 31, 2021	December 31, 2020	December 31, 2019
	($ in millions)
Numerator:
Income (loss) from continuing operations	$39.3	$(250.5)
Provision (benefit) for income taxes	15.9	(274.1)
Income (loss) from continuing operations before income taxes	55.2	(524.6)
Net loss attributable to noncontrolling interest	0.2	78.9
Adjustments:
Gains on dispositions of property – other (1)	(7.8)	—
Restructuring activities, net	(3.7)	10.9
Impairment of long-lived assets – controlling interest (2)	—	315.1
Loss on extinguishment of debt – controlling interest (3)	4.6	5.0
Pension plan settlement	(0.6)	151.5
Adjusted Profit Before Tax	$47.9	$36.8

Denominator:
Total stockholders' equity	$1,296.8	$2,016.0	$2,378.9
Noncontrolling interest	(267.0)	(277.2)	(348.8)
Accumulated other comprehensive loss	17.0	30.9	153.1
Adjusted Stockholders' Equity	$1,046.8	$1,769.7	$2,183.2

Average total stockholders' equity	$1,656.4	$2,197.5
Return on Equity (4)	2.4%	(11.4)%

Average Adjusted Stockholders' Equity	$1,408.3	$1,976.5
Pre-Tax Return on Equity (5)	3.4%	1.9%
(1) Represents insurance recoveries in excess of net book value received for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(2) Excludes $81.3 million of non-cash impairment of long-lived asset charges associated with the noncontrolling interest recorded in the second quarter of 2020.
(3) Excludes $7.1 million of loss on extinguishment of debt associated with the noncontrolling interest recorded in the second quarter of 2021.
(4) Return on Equity is calculated as income (loss) from continuing operations divided by average total stockholders' equity.
(5) Pre-Tax Return on Equity is calculated as adjusted profit before tax divided by average adjusted stockholders' equity, each as defined and reconciled above.

Free Cash Flow
Total Free Cash Flow After Investments and Dividends ("Free Cash Flow") is a non-GAAP financial measure. The change in presentation of sales of railcars from the lease fleet, which was effected on a prospective basis beginning in the fourth quarter of 2020, had no effect on our previously reported Free Cash Flow.
We believe Free Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Free Cash Flow is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following tables.
For the year ended December 31, 2021, Free Cash Flow is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from lease portfolio sales, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for leased railcars. Equity CapEx for leased railcars is defined as leasing capital expenditures, adjusted to exclude net proceeds from (repayments of) debt.

Year Ended December 31, 2021
(in millions)
Net cash provided by operating activities – continuing operations	$615.6
Proceeds from lease portfolio sales	454.3
Adjusted Net Cash Provided by Operating Activities	1,069.9
Capital expenditures – manufacturing and other	(23.6)
Dividends paid to common stockholders	(88.5)
Free Cash Flow (before Capital expenditures – leasing)	957.8
Equity CapEx for leased railcars	(418.9)
Total Free Cash Flow After Investments and Dividends	$538.9

Capital expenditures – leasing	$547.2
Less:
Payments to retire debt	(2,315.8)
Proceeds from issuance of debt	2,444.1
Net proceeds from (repayments of) debt	128.3
Equity CapEx for leased railcars	$418.9

For the year ended December 31, 2020, Free Cash Flow is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from sales of leased railcars owned more than one year at the time of sale, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for leased railcars. Equity CapEx for leased railcars is defined as leasing capital expenditures, net of sold lease fleet railcars owned one year or less, adjusted to exclude net proceeds from (repayments of) debt.

Year Ended December 31, 2020
(in millions)
Net cash provided by operating activities – continuing operations	$622.0
Proceeds from railcar lease fleet sales owned more than one year at the time of sale	138.7
Adjusted Net Cash Provided by Operating Activities	760.7
Capital expenditures – manufacturing and other	(95.9)
Dividends paid to common stockholders	(91.7)
Free Cash Flow (before Capital expenditures – leasing)	573.1
Equity CapEx for leased railcars	(483.7)
Total Free Cash Flow After Investments and Dividends	$89.4

Capital expenditures – leasing, net of sold lease fleet railcars owned one year or less of $54.0	$602.2
Less:
Payments to retire debt	(1,442.9)
Proceeds from issuance of debt	1,561.4
Net proceeds from (repayments of) debt	118.5
Equity CapEx for leased railcars	$483.7

EBITDA and Adjusted EBITDA
“EBITDA” is defined as income (loss) from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus gains on dispositions of other property, non-cash impairment of long-lived assets, restructuring activities, loss on extinguishment of debt, and pension plan settlement. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income (loss), the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$139.8	$(126.6)	$181.8	$(226.2)
Less: Income (loss) from discontinued operations, net of income taxes	(13.2)	6.6	11.1	24.3
Less: Gain on sale of discontinued operations, net of income taxes	131.4	—	131.4	—
Income (loss) from continuing operations	$21.6	$(133.2)	$39.3	$(250.5)
Interest expense	44.3	52.6	192.0	214.2
Provision (benefit) for income taxes	6.5	(42.3)	15.9	(274.1)
Depreciation and amortization expense	65.2	64.6	265.7	258.5
EBITDA	$137.6	$(58.3)	$512.9	$(51.9)
Gains on dispositions of property – other	(3.1)	—	(7.8)	—
Impairment of long-lived assets	—	27.0	—	396.4
Restructuring activities, net	(2.6)	0.5	(3.7)	10.9
Loss on extinguishment of debt	—	—	11.7	5.0
Pension plan settlement	(2.8)	151.5	(0.6)	151.5
Adjusted EBITDA	$129.1	$120.7	$512.5	$511.9